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                                                                    EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

1.       Clarify Limited, incorporated in the United Kingdom.

2.       Clarify GmbH, incorporated in Federal Republic of Germany.

3.       Clarify SARL, incorporated in France.

4.       Clarify (Asia Pacific) PTY LTD, incorporated in Australia.

5.       Clarify K.K., incorporated in Japan.

6.       Clarify (S) PTE LTD, incorporated in Singapore.



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